As filed with the Securities and Exchange Commission on August 9, 1996
                                                    Registration No.____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Sun Microsystems, Inc.
             (Exact Name of Registrant as specified in its charter)

        Delaware                                           94-2805249
(State of Incorporation)                                (I.R.S. Employer
                                                     Identification Number)

                               2550 Garcia Avenue
                             Mountain View, CA 94043
                        (Address, including zip code, of
                    Registrant's principal executive offices)

           Sun Microsystems, Inc. Equity Compensation Acquisition Plan
                            (Full Title of the Plan)

                                Scott G. McNealy
                                    President
                             Sun Microsystems, Inc.
                               2550 Garcia Avenue
                             Mountain View, CA 94043
                                 (415) 960-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                              David J. Segre, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300
================================================================================


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                       Proposed Maximum        Proposed Maximum        Amount of
      Title of Securities          Amount to be       Offering Price Per      Aggregate Offering     Registration
        to be Registered            Registered               Share                  Price                 Fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock, no par value            485,000            $  53.19(1)           $ 25,797,150.00(1)    $  8,895.57(2)

Totals                                485,000            $  53.19(1)           $ 25,797,150.00(1)    $  8,895.57(2)
- -------------------------------------------------------------------------------------------------------------------


     (1)The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The average of the bid and asked price on Tuesday, August 6, 1996, was $53.19.

     (2)Pursuant to Section 6(b) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Information Incorporated by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on November 7, 1995 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Registrant's Common Share Purchase Rights contained in the Registrants' Registration Statement on Form 8-A filed on November 7, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         2. The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995, filed pursuant to Section 13(a) of the Exchange Act.

         3. The Registrant's Report on Form 8-K filed on February 26, 1996 with the Commission pursuant to Rules 13(e)-11 and 15(d)-11 promulgated under the Exchange Act, as well as the Registrant's Report on Form 8-K filed on November 7, 1995 and on July 11, 1995 with the Commission pursuant to Rules 13(e)-11 and 15(d)-11 promulgated under the Exchange Act.

         4. The Registrant's definitive proxy statement dated September 27, 1995, and September 20, 1995, prepared in connection with the Company's Annual Meeting of Shareholders held on November 1, 1995, and filed pursuant to Section 14 of the Exchange Act.

         5. The Registrant's Quarterly Reports on Form 10-Q dated May 14, 1996, February 12, 1996 and November 11, 1995, filed pursuant to Section 13 of 15(d) of the Exchange Act.

         6. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.           Description of Securities.

         Not applicable.

Item 5.          Interests of Named Experts and Counsel.

         Not applicable.


Item 6.          Indemnification of Directors and Officers.

         Not applicable.

Item 7.          Exemption from Registration Claimed.

         Not applicable.

Item 8.          Exhibits.

 Number                   Document
- --------          --------------------------

   4.1 Sun Microsystems, Inc. Equity Compensation Acquisition Plan, and forms of agreement used thereunder.


   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.


   23.1           Consent of Counsel (contained in Exhibit 5.1)


   23.2           Consent of Ernst & Young, LLP, Independent Auditors


   24.1           Power of Attorney (See page II-4).


Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant, Sun Microsystems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 9, 1996.

                                    Sun Microsystems, Inc.


                                    By:      /s/ Michael E. Lehman
                                             ----------------------------------
                                             Michael E. Lehman
                                             Vice President and Chief Financial
                                             Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                             TITLE                                   DATE
- -------------------------------------          -------------------------------------------      -----------------------

/s/ Scott G. McNealy
- -------------------------------------          Chairman of the Board of Directors,              August 8, 1996
Scott G. McNealy                               President and Chief Executive Officer            --------------
                                               (Principal Executive Officer)

/s/ Michael E. Lehman
- -------------------------------------          Vice President and Chief Financial               August 8, 1996
Michael E. Lehman                              Officer, (Principal Financial Officer)           --------------

/s/ George Reyes
- -------------------------------------          Vice President and Controller                    August 8, 1996
George Reyes                                   (Principal Accounting Officer)                   --------------

/s/ L. John Doerr
- -------------------------------------          Director                                         August 8, 1996
L. John Doerr                                                                                   --------------

/s/ Judith L. Estrin
- -------------------------------------          Director                                         August 8, 1996
Judith L. Estrin                                                                                --------------

/s/ Robert J. Fisher
- -------------------------------------          Director                                         August 8, 1996
Robert J. Fisher                                                                                --------------

/s/ Robert L. Long
- -------------------------------------          Director                                         August 8, 1996
Robert L. Long                                                                                  --------------

/s/ M. Kenneth Oshman
- -------------------------------------          Director                                         August 8, 1996
M. Kenneth Oshman                                                                               --------------

/s/ A. Michael Spence
- -------------------------------------          Director                                         August 8, 1996
A. Michael Spence                                                                               --------------



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

- --------------------------------------------------------------------------------


                                    EXHIBITS

- --------------------------------------------------------------------------------


                       Registration Statement on Form S-8

                             Sun Microsystems, Inc.

                                 August 9, 1996

                                INDEX TO EXHIBITS
                                ------------------



    Exhibit
    Number                         Description
- --------------------------------------------------------------------------------

     4.1 Sun Microsystems, Inc. Equity Compensation Acquisition Plan, and forms of agreement used thereunder.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the securities being registered.

     23.1         Consent of Counsel  (contained in Exhibit 5.1)


     23.2         Consent of Ernst & Young, LLP, Independent Auditors

     24.1         Power of Attorney (See page II-4).